Exhibit 99.1

Landmark Infrastructure Partners LP Reports Third Quarter Results

El Segundo, California, November 4, 2020 (GLOBE NEWSWIRE) - Landmark Infrastructure Partners LP (“Landmark,” the “Partnership,” “we,” “us” or “our”) (Nasdaq: LMRK) today announced its third quarter financial results.

Highlights

•	Reported rental revenue of $14.2 million, a 10% increase year-over-year;
•	Net income attributable to common unitholders of $0.10, FFO of $0.29 and AFFO of $0.31 per diluted unit for the quarter ended September 30, 2020;
•	Net income attributable to common unitholders of $0.53, FFO of $0.49 and AFFO of $0.98 per diluted unit for the nine months ended September 30, 2020;
•	Year-to-date through September 30th, acquired 14 assets for total consideration of approximately $133 million;
•	As of October 31st, deployed 88 digital kiosks within the Dallas Area Rapid Transit (“DART”) network; and
•	Announced a quarterly distribution of $0.20 per common unit.

Third Quarter 2020 Results

Rental revenue for the quarter ended September 30, 2020 was $14.2 million, an increase of 10% compared to the third quarter of 2019.  Net income attributable to common unitholders per diluted unit in the third quarter of 2020 was $0.10, compared to $0.03 in the third quarter of 2019.  FFO for the third quarter of 2020 was $0.29 per diluted unit, compared to $0.20 in the third quarter of 2019.  FFO included a $0.2 million unrealized gain on interest rate hedges in the third quarter of 2020, and a $2.2 million unrealized loss on interest rate hedges in the third quarter of 2019.  AFFO per diluted unit, which excludes certain items including unrealized gains and losses on our interest rate hedges and foreign currency transaction gains, was $0.31 in the third quarter of 2020 compared to $0.32 in the third quarter of 2019.

For the nine months ended September 30, 2020, the Partnership reported rental revenue of $41.9 million compared to $39.8 million during the nine months ended September 30, 2019.  For the nine months ended September 30, 2020, we generated net income of $22.9 million compared to $20.5 million during the nine months ended September 30, 2019.  Net income attributable to common unitholders for the nine months ended September 30, 2020 was $0.53 per diluted unit compared to $0.41 per diluted unit for the nine months ended September 30, 2019.  For the nine months ended September 30, 2020, we generated FFO of $0.49 per diluted unit and AFFO of $0.98 per diluted unit, compared to FFO of $0.40 per diluted unit and AFFO of $0.97 per diluted unit during the nine months ended September 30, 2019.

“We delivered strong financial and operating results in the third quarter, with year-to-date AFFO per diluted unit increasing over the same period in 2019 despite the challenges associated with the pandemic and the disposition of our European outdoor advertising portfolio,” said Tim Brazy, Chief Executive Officer of the Partnership’s general partner.  “These strong results highlight the consistent cash flows generated by our portfolio.  During the quarter we redeployed capital resulting from the sale of our European outdoor advertising portfolio and we made further progress on our development projects which we believe will drive additional AFFO growth beginning in the fourth quarter of 2020 and into 2021.”

Quarterly Distributions

On October 23, 2020, the Board of Directors of the Partnership’s general partner declared a distribution of $0.20 per common unit, or $0.80 per common unit on an annualized basis, for the quarter ended September 30, 2020.  The distribution is payable on November 13, 2020 to common unitholders of record as of November 3, 2020.

On October 22, 2020, the Board of Directors of the Partnership’s general partner declared a quarterly cash distribution of $0.4375 per Series C preferred unit, which is payable on November 16, 2020 to Series C preferred unitholders of record as of November 2, 2020.

On October 22, 2020, the Board of Directors of the Partnership’s general partner declared a quarterly cash distribution of $0.49375 per Series B preferred unit, which is payable on November 16, 2020 to Series B preferred unitholders of record as of November 2, 2020.

On September 18, 2020, the Board of Directors of the Partnership’s general partner declared a quarterly cash distribution of $0.5000 per Series A preferred unit, which was paid on October 15, 2020 to Series A preferred unitholders of record as of October 1, 2020.

Capital and Liquidity

As of September 30, 2020, the Partnership had $193 million of outstanding borrowings under its revolving credit facility (the “Facility”), and approximately $257 million of undrawn borrowing capacity under the Facility, subject to compliance with certain covenants.

Recent Acquisitions

Year-to-date through September 30, 2020, the Partnership acquired a total of 14 assets for total consideration of approximately $133 million.  The acquisitions completed during the third quarter were outstanding on average for a period of 16 days.  The acquisitions were immediately accretive to AFFO and funded primarily with borrowings under the Partnership’s existing credit facility.

At-The-Market (“ATM”) Equity Programs

Year-to-date through September 30, 2020, the Partnership issued 109,724 common units, 64,734 Series A preferred units and 84,139 Series B preferred units through its At-The-Market (“ATM”) issuance programs for gross proceeds of approximately $5.6 million.

Conference Call Information

The Partnership will hold a conference call on Wednesday, November 4, 2020, at 12:00 p.m. Eastern Time (9:00 a.m. Pacific Time) to discuss its third quarter 2020 financial and operating results.  The call can be accessed via a live webcast at https://edge.media-server.com/mmc/p/th9vvakd, or by dialing 877-930-8063 in the U.S. and Canada.  Investors outside of the U.S. and Canada should dial 253-336-7764.  The passcode for both numbers is 1379351.

A webcast replay will be available approximately two hours after the completion of the conference call through November 4, 2021 at https://edge.media-server.com/mmc/p/th9vvakd.  The replay is also available through November 13, 2020 by dialing 855-859-2056 or 404-537-3406 and entering the access code 1379351.

About Landmark Infrastructure Partners LP

The Partnership owns and manages a portfolio of real property interests and infrastructure assets that the Partnership leases to companies in the wireless communication, outdoor advertising and renewable power generation industries.

Non-GAAP Financial Measures

FFO, is a non-GAAP financial measure of operating performance of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP.  We calculate FFO in accordance with the standards established by the National Association of Real Estate Investment Trust (“NAREIT”).  FFO represents net income (loss) excluding real estate related depreciation and amortization expense, real estate related impairment charges, gains (or losses) on real estate transactions, adjustments for unconsolidated joint venture, and distributions to preferred unitholders and noncontrolling interests.

FFO is generally considered by industry analysts to be the most appropriate measure of performance of real estate companies.  FFO does not necessarily represent cash provided by operating activities in accordance with GAAP and should not be considered an alternative to net earnings as an indication of the Partnership's performance or to cash flow as a measure of liquidity or ability to make distributions.  Management considers FFO an appropriate measure of performance of an equity REIT because it primarily excludes the assumption that the value of the real estate assets diminishes predictably over time, and because industry analysts have accepted it as a performance measure.  The Partnership's computation of FFO may differ from the methodology for calculating FFO used by other equity REITs, and therefore, may not be comparable to such other REITs.

Adjusted Funds from Operations ("AFFO") is a non-GAAP financial measure of operating performance used by many companies in the REIT industry.  AFFO adjusts FFO for certain non-cash items that reduce or increase net income in accordance with GAAP.  AFFO should not be considered an alternative to net earnings, as an indication of the Partnership's performance or to cash flow as a measure of liquidity or ability to make distributions. Management considers AFFO a useful supplemental measure of the Partnership's performance.  The Partnership's computation of AFFO may differ from the methodology for calculating AFFO used by other equity REITs, and therefore, may not be comparable to such other REITs.  We calculate AFFO by starting with FFO and adjusting for general and administrative expense reimbursement, acquisition-related expenses, unrealized gain (loss) on derivatives, straight line rent adjustments, unit-based compensation, amortization of deferred loan costs and discount on secured notes, deferred income tax expense, amortization of above and below market rents, loss on early extinguishment of debt, repayments of receivables, adjustments for investment in unconsolidated joint venture, adjustments for drop-down assets and foreign currency transaction gain (loss).  The GAAP measures most directly comparable to FFO and AFFO is net income.

We define EBITDA as net income before interest expense, income taxes, depreciation and amortization, and we define Adjusted EBITDA as EBITDA before unrealized and realized gain or loss on derivatives, loss on early extinguishment of debt, gain or loss on sale of real property interests, straight line rent adjustments, amortization of above and below market rents, impairments, acquisition-related expenses, unit-based compensation, repayments of investments in receivables, foreign currency transaction gain (loss), adjustments for investment in unconsolidated joint venture and the capital contribution to fund our general and administrative expense reimbursement.  We believe that to understand our performance further, EBITDA and Adjusted EBITDA should be compared with our reported net income (loss) and net cash provided by operating activities in accordance with GAAP, as presented in our consolidated financial statements.

EBITDA and Adjusted EBITDA are non-GAAP supplemental financial measures that management and external users of our financial statements, such as industry analysts, investors, lenders and rating agencies, may use to assess:

•	our operating performance as compared to other publicly traded limited partnerships, without regard to historical cost basis or, in the case of Adjusted EBITDA, financing methods;
•	the ability of our business to generate sufficient cash to support our decision to make distributions to our unitholders;
•	our ability to incur and service debt and fund capital expenditures; and
•	the viability of acquisitions and the returns on investment of various investment opportunities.

We believe that the presentation of EBITDA and Adjusted EBITDA provides information useful to investors in assessing our financial condition and results of operations.  The GAAP measures most directly comparable to EBITDA and Adjusted EBITDA are net income (loss) and net cash provided by operating activities.  EBITDA and Adjusted EBITDA should not be considered as an alternative to GAAP net income (loss), net cash provided by operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP.  Each of EBITDA and Adjusted EBITDA has important limitations as analytical tools because they exclude some, but not all, items that affect net income (loss) and net cash provided by operating activities, and these measures may vary from those of other companies.  You should not consider EBITDA and Adjusted EBITDA in isolation or as a substitute for analysis of our results as reported under GAAP.  As a result, because EBITDA and Adjusted EBITDA may be defined differently by other companies in our industry, EBITDA and Adjusted EBITDA as presented below may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.  For a reconciliation of EBITDA and Adjusted EBITDA to the most comparable financial measures calculated and presented in accordance with GAAP, please see the “Reconciliation of EBITDA and Adjusted EBITDA” table below.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of federal securities laws.  These statements discuss future expectations, contain projections of results of operations or of financial condition or state other forward-looking information.  You can identify forward-looking statements by words such as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “project,” “could,” “may,” “should,” “would,” “will” or other similar expressions that convey the uncertainty of future events or outcomes.  These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond the Partnership’s control and are difficult to predict.  These statements are often based upon various assumptions, many of which are based, in turn, upon further assumptions, including examination of historical operating trends made by the management of the Partnership.  Although the Partnership believes that these assumptions were reasonable when made, because assumptions are inherently subject to significant uncertainties and contingencies, which are difficult or impossible to predict and are beyond its control, the Partnership cannot give assurance that it will achieve or accomplish these expectations, beliefs or intentions.  Examples of forward-looking statements in this press release include expected acquisition opportunities from our sponsor.  When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements contained in the Partnership’s filings with the U.S. Securities and Exchange Commission (the “Commission”), including the Partnership’s annual report on Form 10-K for the year ended December 31, 2019 and Current Report on Form 8-K filed with the Commission on February 27, 2020.  These risks could cause the Partnership’s actual results to differ materially from those contained in any forward-looking statement.

CONTACT:	Marcelo Choi
Vice President, Investor Relations
(213) 788-4528
ir@landmarkmlp.com

Landmark Infrastructure Partners LP

Consolidated Statements of Operations

In thousands, except per unit data

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020(1)	2019(1)	2020(1)	2019(1)
Revenue
Rental revenue	$14,228	$12,931	$41,893	$39,833
Expenses
Property operating	360	261	1,223	1,117
General and administrative	768	1,249	3,479	4,173
Acquisition-related	—	72	91	276
Depreciation and amortization	3,808	3,218	11,711	9,833
Impairments	16	442	200	646
Total expenses	4,952	5,242	16,704	16,045
Other income and expenses
Interest and other income	46	142	317	588
Interest expense	(4,068)	(3,917)	(12,759)	(13,059)
Loss on early extinguishment of debt	—	—	(2,231)	—
Unrealized gain (loss) on derivatives	154	(1,299)	(6,530)	(7,027)
Equity income from unconsolidated joint venture	248	154	1,085	263
Gain on sale of real property interests	—	473	—	18,008
Total other income and expenses	(3,620)	(4,447)	(20,118)	(1,227)
Income from continuing operations before income tax expense (benefit)	5,656	3,242	5,071	22,561
Income tax expense (benefit)	(173)	38	(508)	3,160
Income from continuing operations	5,829	3,204	5,579	19,401
Income (loss) from discontinued operations, net of tax	(171)	782	17,340	1,060
Net income	5,658	3,986	22,919	20,461
Less: Net income attributable to noncontrolling interests	8	7	24	23
Net income attributable to limited partners	5,650	3,979	22,895	20,438
Less: Distributions to preferred unitholders	(3,055)	(2,985)	(9,152)	(8,900)
Less: General Partner's incentive distribution rights	—	(197)	—	(591)
Less: Accretion of Series C preferred units	(96)	(96)	(289)	(546)
Net income attributable to common unitholders	$2,499	$701	$13,454	$10,401
Income from continuing operations per common unit
Common units – basic	$0.10	$—	$(0.15)	$0.37
Common units – diluted	$0.10	$—	$(0.15)	$0.37
Net income per common unit
Common units – basic	$0.10	$0.03	$0.53	$0.41
Common units – diluted	$0.10	$0.03	$0.53	$0.41
Weighted average common units outstanding
Common units – basic	25,478	25,341	25,472	25,339
Common units – diluted	25,478	25,341	25,472	25,339
Other Data
Total leased tenant sites (end of period)	1,841	1,914	1,841	1,914
Total available tenant sites (end of period)	1,952	2,011	1,952	2,011

(1)

Prior period amounts have been revised to reflect classification of the European outdoor advertising portfolio as discontinued operations. As a result, operating results of the European outdoor advertising portfolio are presented as income from discontinued operations on the consolidated statements of operations for all periods presented.

Landmark Infrastructure Partners LP

Consolidated Balance Sheets

In thousands, except per unit data

(Unaudited)

	September 30, 2020	December 31, 2019(1)
Assets
Land	$114,996	$107,558
Real property interests	652,142	509,181
Construction in progress	41,573	49,116
Total land and real property interests	808,711	665,855
Accumulated depreciation and amortization of real property interests	(59,170)	(48,995)
Land and net real property interests	749,541	616,860
Investments in receivables, net	5,230	5,653
Investment in unconsolidated joint venture	61,585	62,059
Cash and cash equivalents	9,204	5,885
Restricted cash	3,244	5,619
Rent receivables	3,700	3,673
Due from Landmark and affiliates	2,232	1,132
Deferred loan costs, net	3,798	4,557
Deferred rent receivable	1,518	1,548
Other intangible assets, net	20,030	21,936
Assets held for sale (AHFS)	—	114,400
Right of use asset, net	6,492	6,615
Other assets	5,734	5,668
Total assets	$872,308	$855,605
Liabilities and equity
Revolving credit facility	$193,200	$179,500
Secured notes, net	280,769	217,098
Accounts payable and accrued liabilities	5,066	3,842
Other intangible liabilities, net	6,451	7,583
Liabilities associated with AHFS	—	64,627
Operating lease liability	6,752	6,766
Prepaid rent	5,996	5,391
Derivative liabilities	3,754	1,474
Total liabilities	501,988	486,281
Commitments and contingencies
Mezzanine equity
Series C cumulative redeemable convertible preferred units, 1,982,700 and 1,988,700 units issued and outstanding at September 30, 2020 and December 31, 2019, respectively	47,805	47,666
Equity
Series A cumulative redeemable preferred units, 1,786,775 and 1,722,041 units issued and outstanding at September 30, 2020 and December 31, 2019, respectively	41,800	40,210
Series B cumulative redeemable preferred units, 2,628,932 and 2,544,793 units issued and outstanding at September 30, 2020 and December 31, 2019, respectively	63,014	60,926
Common units, 25,478,042 and 25,353,140 units issued and outstanding at September 30, 2020 and December 31, 2019, respectively	378,263	382,581
General Partner	(159,898)	(162,277)
Accumulated other comprehensive income (loss)	(865)	17
Total limited partners' equity	322,314	321,457
Noncontrolling interests	201	201
Total equity	322,515	321,658
Total liabilities, mezzanine equity and equity	$872,308	$855,605

(1)

Prior period amounts have been revised to reflect classification of the European outdoor advertising portfolio as discontinued operations. As a result, assets and liabilities of the European outdoor advertising portfolio were reclassified to assets and liabilities held for sale on the consolidated balance sheets.

Landmark Infrastructure Partners LP

Real Property Interest Table

		Available Tenant Sites (1)			Leased Tenant Sites
Real Property Interest	Number of Infrastructure Locations (1)	Number	Average Remaining Property Interest (Years)		Number	Average Remaining Lease Term (Years) (2)	Tenant Site Occupancy Rate (3)	Average Monthly Effective Rent Per Tenant Site (4)(5)	Quarterly Rental Revenue (6) (In thousands)	Percentage of Quarterly Rental Revenue (6)
Tenant Lease Assignment with Underlying Easement
Wireless Communication	701	907	75.9	(7)	845	26.4			$5,222	37%
Outdoor Advertising	522	701	85.7	(7)	677	16.5			3,233	23%
Renewable Power Generation	15	47	29.7	(7)	47	30.0			314	2%
Digital Infrastructure	1	1	99.0		1	—			150	1%
Subtotal	1,239	1,656	75.0	(7)	1,570	22.4			$8,919	63%
Tenant Lease Assignment only (8)
Wireless Communication	117	169	46.7		149	15.4			$1,061	7%
Outdoor Advertising	33	36	61.7		34	12.5			220	1%
Renewable Power Generation	6	6	47.1		6	26.3			57	1%
Subtotal	156	211	49.2		189	15.2			$1,338	9%
Tenant Lease on Fee Simple
Wireless Communication	18	28	—	(7)	25	16.1			$182	1%
Outdoor Advertising	28	28	99.0	(7)	28	6.0			226	2%
Renewable Power Generation	14	17	99.0	(7)	17	29.1			1,618	11%
Digital Infrastructure	12	12	99.0	(7)	12	25.3			1,945	14%
Subtotal	72	85	99.0	(7)	82	16.8			$3,971	28%
Total	1,467	1,952	70.2	(9)	1,841	21.3			$14,228	100%
Aggregate Portfolio
Wireless Communication	836	1,104	66.7		1,019	24.5	92%	$2,022	$6,465	45%
Outdoor Advertising	583	765	76.2		739	15.9	97%	1,789	3,679	26%
Renewable Power Generation	35	70	35.7		70	29.0	100%	9,474	1,989	14%
Digital Infrastructure	13	13	99.0		13	23.3	100%	73,030	2,095	15%
Total	1,467	1,952	70.2	(9)	1,841	21.3	94%	$2,602	$14,228	100%

(1)

“Available Tenant Sites” means the number of individual sites that could be leased. For example, if we have an easement on a single rooftop, on which three different tenants can lease space from us, this would be counted as three “tenant sites,” and all three tenant sites would be at a single infrastructure location with the same address.

(2)

Assumes the exercise of all remaining renewal options of tenant leases. Assuming no exercise of renewal options, the average remaining lease terms for our wireless communication, outdoor advertising, renewable power generation, digital infrastructure, and aggregate portfolios as of September 30, 2020 were 3.2, 7.7, 16.7, 3.3 and 5.2 years, respectively.

(3)	Represents the number of leased tenant sites divided by the number of available tenant sites.
(4)	Occupancy and average monthly effective rent per tenant site are shown only on an aggregate portfolio basis by industry.
(5)	Represents total monthly revenue excluding the impact of amortization of above and below market lease intangibles divided by the number of leased tenant sites.
(6)	Represents GAAP rental revenue recognized under existing tenant leases for the three months ended September 30, 2020. Excludes interest income on receivables.
(7)	Fee simple ownership and perpetual easements are shown as having a term of 99 years for purposes of calculating the average remaining term.
(8)

Reflects “springing lease agreements” whereby the cancellation or nonrenewal of a tenant lease entitles us to enter into a new ground lease with the property owner (up to the full property interest term) and a replacement tenant lease. The remaining lease assignment term is, therefore, equal to or longer than the remaining lease term. Also represents properties for which the “springing lease” feature has been exercised and has been replaced by a lease for the remaining lease term.

(9)	Excluding perpetual ownership rights, the average remaining property interest term on our tenant sites is approximately 62 years.

Landmark Infrastructure Partners LP

Reconciliation of Funds from Operations (FFO) and Adjusted Funds from Operations (AFFO)

In thousands, except per unit data

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Net income	$5,658	$3,986	$22,919	$20,461
Adjustments:
Depreciation and amortization expense	3,808	3,395	12,247	10,368
Impairments	16	442	200	646
(Gain) loss on sale of real property interests, net of income taxes	215	(500)	(15,508)	(14,982)
Adjustments for investment in unconsolidated joint venture	742	792	1,825	2,568
Distributions to preferred unitholders	(3,055)	(2,985)	(9,152)	(8,900)
Distributions to noncontrolling interests	(8)	(7)	(24)	(23)
FFO attributable to common unitholders	$7,376	$5,123	$12,507	$10,138
Adjustments:
General and administrative expense reimbursement (1)	425	930	2,455	3,058
Acquisition-related expenses	—	119	432	614
Unrealized (gain) loss on derivatives	(154)	2,188	8,329	8,963
Straight line rent adjustments	7	145	384	414
Unit-based compensation	—	—	120	130
Amortization of deferred loan costs and discount on secured notes	640	780	1,845	2,308
Amortization of above- and below-market rents, net	(245)	(216)	(726)	(654)
Deferred income tax expense (benefit)	(152)	56	(460)	109
Loss on early extinguishment of debt	—	—	2,231	—
Repayments of receivables	152	156	395	430
Adjustments for investment in unconsolidated joint venture	26	38	103	63
Foreign currency transaction gain	(86)	(1,113)	(2,721)	(1,045)
AFFO attributable to common unitholders	$7,989	$8,206	$24,894	$24,528

FFO per common unit - diluted	$0.29	$0.20	$0.49	$0.40
AFFO per common unit - diluted	$0.31	$0.32	$0.98	$0.97
Weighted average common units outstanding - diluted	25,478	25,341	25,472	25,339

(1)

Under the omnibus agreement with Landmark, we agreed to reimburse Landmark for expenses related to certain general and administrative services that Landmark will provide to us in support of our business, subject to a quarterly cap equal to 3% of our revenue during the current calendar quarter. This cap on expenses will last until the earlier to occur of: (i) the date on which our revenue for the immediately preceding four consecutive fiscal quarters exceeded $120 million and (ii) November 19, 2021. The full amount of general and administrative expenses incurred will be reflected in our income statements, and to the extent such general and administrative expenses exceed the cap amount, the amount of such excess will be reimbursed by Landmark and reflected in our financial statements as a capital contribution from Landmark rather than as a reduction of our general and administrative expenses, except for expenses that would otherwise be allocated to us, which are not included in our general and administrative expenses.

Landmark Infrastructure Partners LP

Reconciliation of EBITDA and Adjusted EBITDA

In thousands

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Reconciliation of EBITDA and Adjusted EBITDA to Net Income
Net income	$5,658	$3,986	$22,919	$20,461
Interest expense	4,068	4,259	13,400	13,439
Depreciation and amortization expense	3,808	3,395	12,247	10,368
Income tax expense (benefit)	(131)	228	(28)	3,635
EBITDA	$13,403	$11,868	$48,538	$47,903
Impairments	16	442	200	646
Acquisition-related	—	119	432	614
Unrealized (gain) loss on derivatives	(154)	2,188	8,329	8,963
Loss on early extinguishment of debt	—	—	2,231	—
(Gain) loss on sale of real property interests	215	(473)	(15,508)	(18,008)
Unit-based compensation	—	—	120	130
Straight line rent adjustments	7	145	384	414
Amortization of above- and below-market rents, net	(245)	(216)	(726)	(654)
Repayments of investments in receivables	152	156	395	430
Adjustments for investment in unconsolidated joint venture	1,430	1,526	3,920	4,670
Foreign currency transaction gain	(86)	(1,113)	(2,721)	(1,045)
Deemed capital contribution to fund general and administrative expense reimbursement(1)	425	930	2,455	3,058
Adjusted EBITDA	$15,163	$15,572	$48,049	$47,121
Reconciliation of EBITDA and Adjusted EBITDA to Net Cash Provided by Operating Activities
Net cash provided by operating activities	$11,886	$5,071	$31,982	$21,954
Unit-based compensation	—	—	(120)	(130)
Unrealized gain (loss) on derivatives	154	(2,188)	(8,329)	(8,963)
Loss on early extinguishment of debt	—	—	(2,231)	—
Depreciation and amortization expense	(3,808)	(3,395)	(12,247)	(10,368)
Amortization of above- and below-market rents, net	245	216	726	654
Amortization of deferred loan costs and discount on secured notes	(640)	(780)	(1,845)	(2,308)
Receivables interest accretion	—	3	—	9
Impairments	(16)	(442)	(200)	(646)
Gain (loss) on sale of real property interests	(215)	473	15,508	18,008
Adjustment for uncollectible accounts	(45)	(102)	(195)	(107)
Equity income from unconsolidated joint venture	248	154	1,085	263
Distributions of earnings from unconsolidated joint venture	(726)	(300)	(1,651)	(2,883)
Foreign currency transaction gain	86	1,113	2,721	1,045
Working capital changes	(1,511)	4,163	(2,285)	3,933
Net income	$5,658	$3,986	$22,919	$20,461
Interest expense	4,068	4,259	13,400	13,439
Depreciation and amortization expense	3,808	3,395	12,247	10,368
Income tax expense (benefit)	(131)	228	(28)	3,635
EBITDA	$13,403	$11,868	$48,538	$47,903
Less:
Gain on sale of real property interests	—	(473)	(15,508)	(18,008)
Unrealized gain on derivatives	(154)	—	—	—
Amortization of above- and below-market rents, net	(245)	(216)	(726)	(654)
Foreign currency transaction gain	(86)	(1,113)	(2,721)	(1,045)
Add:
Impairments	16	442	200	646
Acquisition-related	—	119	432	614
Unrealized loss on derivatives	—	2,188	8,329	8,963
Loss on sale of real property interests	215	—	—	—
Loss on early extinguishment of debt	—	—	2,231	—
Unit-based compensation	—	—	120	130
Straight line rent adjustment	7	145	384	414
Repayments of investments in receivables	152	156	395	430
Adjustments for investment in unconsolidated joint venture	1,430	1,526	3,920	4,670
Deemed capital contribution to fund general and administrative expense reimbursement (1)	425	930	2,455	3,058
Adjusted EBITDA	$15,163	$15,572	$48,049	$47,121

(1)

Under the omnibus agreement with Landmark, we agreed to reimburse Landmark for expenses related to certain general and administrative services that Landmark will provide to us in support of our business, subject to a quarterly cap equal to 3% of our revenue during the current calendar quarter. This cap on expenses will last until the earlier to occur of: (i) the date on which our revenue for the immediately preceding four consecutive fiscal quarters exceeded $120 million and (ii) November 19, 2021. The full amount of general and administrative expenses incurred will be reflected in our income statements, and to the extent such general and administrative expenses exceed the cap amount, the amount of such excess will be reimbursed by Landmark and reflected in our financial statements as a capital contribution from Landmark rather than as a reduction of our general and administrative expenses, except for expenses that would otherwise be allocated to us, which are not included in our general and administrative expenses.